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                                                                    Exhibit 99.1
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CONTACT: Neal E. Arnold (analysts)                         FOR IMMEDIATE RELEASE
         513/579-4356                                      December 18, 2001
         Roberta R. Jennings (media)
         513/579-4153

          Fifth Third Delivers 15% Dividend Increase & Announces Share
                            Repurchase Authorization

     The Board of Directors of Fifth Third Bancorp today increased its fourth quarter cash dividend to $.23 per share. The increased dividend is 28 percent higher than the $.18 per share declared in December 2000, and 15 percent higher than the $.20 declared last quarter. The Bancorp's 105th consecutive quarterly cash dividend is payable January 15, 2002 to shareholders of record as of December 31, 2001, and the Bancorp will report fourth quarter financial results on January 15, 2002.

     Fifth Third Bancorp President & CEO George A. Schaefer, Jr., states, "We are always mindful of our responsibility to deliver solid investment returns and increase shareholder value. Today's dividend increase clearly demonstrates that focus and comes on the heels of our last increase only nine months ago - a precedent we've consistently followed for over 14 years."

     Also at the meeting, Fifth Third Bancorp's Board of Directors authorized the Company to acquire in the open market, from time-to-time, up to three percent of common shares currently outstanding for the issue of stock options and other corporate purposes. The Company had approximately 578 million shares outstanding as of September 30, 2001.

     This release contains forward-looking statements about Fifth Third Bancorp which we believe are within the meaning of the Private Securities Litigation Reform Act of 1995. This release contains certain forward-looking statements with respect to the financial condition, results of operations, plans, objectives, future performance and business of Fifth Third including statements preceded by, followed by or that include the words "believes," "expects," "anticipates" or similar expressions. These forward-looking statements involve certain risks and uncertainties. There are a number of important factors that could cause future results to differ materially from historical performance and these forward-looking statements. Factors that might cause such a difference include, but are not limited to: (1) competitive pressures among depository institutions increase significantly; (2) changes in the interest rate environment reduce interest margins; (3) prepayment speeds, loan sale volumes, charge-offs and loan loss provisions; (4) general economic conditions, either national or in the states in which Fifth Third does business, are less favorable than expected; (5) legislative or regulatory changes adversely affect the businesses in which Fifth Third is engaged; (6) changes in the securities markets. Further information on other factors which could affect the financial results of Fifth Third are included in Fifth Third's filings with the Securities and Exchange Commission. These documents are available free of charge at the Commission's website at http://www.sec.gov and/or from Fifth Third.

                                      * * *


     Fifth Third Bancorp is a diversified financial services company headquartered in Cincinnati, Ohio with $70 billion in assets, 16 affiliates with 933 full-service Banking Centers, including 142 Bank Mart(R) locations open seven days a week inside select grocery stores and 1,847 Jeanie(R) ATMs in Ohio, Kentucky, Indiana, Florida, Michigan and Illinois. The financial strength of Fifth Third's affiliate banks merits deposit ratings of AA- and Aa2 from Standard & Poor's and Moody's, respectively. Additionally, Fifth Third Bancorp continues to maintain the highest short-term ratings available at A-1+ and Prime-1,
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and has been recognized by Moody's with one of the highest senior debt ratings for any U.S. bank holding company of Aa3. Fifth Third operates four main businesses: Retail, Commercial, Investment Advisors and Midwest Payment Systems. Investor information and press releases can be viewed at www.53.com. The
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Company's common stock is traded in the over-the-counter market through the
NASDAQ National Market under the symbol "FITB."


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